Exhibit 10.17

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of March 15, 2019 is entered into by and among Hydrofarm Holdings LLC, a Delaware limited liability company (“Holdings”), Hydrofarm, LLC, a California limited liability company (“Hydrofarm”), EHH Holdings, LLC (“EHH”), a Delaware limited liability company, and SunBlaster, LLC, a Delaware limited liability company (“SunBlaster”, and together with Hydrofarm and EHH, collectively, the “Borrowers”), the lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and each individually a “Lender”) that are signatories hereto, and Brightwood Loan Services LLC, in its capacity as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S E T H:

WHEREAS, Holdings and the Borrowers have entered into financing arrangements pursuant to which the Lenders have made and provided loans and other financial accommodations to the Borrowers as set forth in the Credit Agreement, dated as of May 12, 2017, by and among Holdings, the Borrowers, the Lenders and the Administrative Agent (as the same has heretofore been, and may hereafter be, amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”);

WHEREAS, Holdings and the Borrowers have requested that the Lenders and the Administrative Agent amend the Credit Agreement as set forth herein.

WHEREAS, concurrently with the execution and delivery of this Amendment, Borrowers will prepay $3,000,000 to the Lenders.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments. Subject to the terms and conditions hereof, effective as of the Amendment No. 4 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3:

(a)   Effective as of the Amendment No. 4 Effective Date, the following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Change of Control” means (a) Holdings ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in a Borrower or any other Loan Party; (b) Hydrofarm Holdings Group, Inc. ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in Hydrofarm Investment Corp.; (c) Hydrofarm Investment Corp. ceases to own and control, beneficially and of record, directly or indirectly, all of the Equity Interests in Holdings; (d) Sponsor or any Co-Investor ceases to directly or indirectly own and control, beneficially and of record, Equity Interests of Hydrofarm Holdings Group, Inc. representing at least 50.1% of the voting power and at least 50.1% of the economic interest represented by the Equity Interests of Hydrofarm Holdings Group, Inc. held by Sponsor or such Co-Investor, respectively, on the Amendment No. 4 Effective Date; (e) the Sponsor Group shall cease, for any reason, to have, collectively, the right or ability by voting power, contract or otherwise to, directly or indirectly, elect or designate for election a majority (in number and in voting power) of the members of the board of directors, board of managers or similar governing body of Hydrofarm Holdings Group, Inc.; (f) any “change of control” (or similar term) under the Revolving Loan Facility, the Revolving Loan Documents or any Subordinated Indebtedness, while outstanding, shall have occurred; or (g) Hydrofarm Holdings Group, Inc. shall become a direct or indirect Subsidiary of any Person.

“Consolidated EBITDA” means, for any period for which the amount thereof is to be determined, an amount equal to Consolidated Net Income for such measurement period: plus (a) the following, without duplication, in each case to the extent deducted in calculating such Consolidated Net Income:

(i)	Consolidated Interest Expense for such period,

(ii)	Consolidated Amortization Expense during such period,

(iii)	Consolidated Depreciation Expense during such period,

(iv)	Consolidated Tax Expenses paid or accrued during such period and, without duplication, the amount of any Tax Distributions made in cash during such period,

(v)	non-recurring fees and expenses paid in cash in connection with Hydrofarm Acquisition, this Agreement, the Loan Documents and the Revolving Loan Facility, in an aggregate amount (for all periods in the aggregate) not to exceed $6,000,000,

(vi)	any non-cash losses arising from the sale of capital assets during such period,

(vii)	the aggregate amount of all Permitted Management Fees paid or accrued with respect to such period prior to the Amendment No. 3 Effective Date,

(viii)	extraordinary non-cash losses with respect to such period (other than with respect to the write-downs of accounts receivable or inventory),

(ix)	transaction fees, costs, and expenses incurred in such period in connection with Permitted Acquisitions (whether or not consummated) in an aggregate amount not to exceed (x) $750,000 in any twelve-month period that includes the Amendment No. 2 Effective Date and (y) $500,000 in any twelve-month period that does not include the Amendment No. 2 Effective Date,

(x)	to the extent actually reimbursed in cash from insurance proceeds, the amount of expenses for such period with respect to any business interruption,

(xi)	non-recurring costs and expenses incurred between the Closing Date and the second anniversary thereof in connection with the integration and implementation of streamlining and efficiency strategies; provided, that, (i) the anticipated cost saving benefits of such costs and expenses are (x) reasonably identifiable, factually supportable and certified in writing by a Responsible Officer of the Borrower Agent, and (y) reasonably expected by the Borrowers to be realized within 12 months following such operational initiative, and (ii) the aggregate amount of such costs and expenses do not exceed $2,500,000 (for all periods in the aggregate),

(xii)	other non-recurring fees and expenses approved by Administrative Agent in its Permitted Discretion so long as, and only to the extent that, such other non-recurring fees and expenses are similarly being added to “EBITDA” under the Revolving Loan Agreement pursuant to clause (a)(xii) of the definition of “EBITDA” set forth in the Revolving Loan Agreement,

(xiii)

(w) fees, costs and expenses incurred in such period in connection with the Forbearance Agreement and Amendment to Credit Agreement, dated as of May 18, 2018 (the “Forbearance Agreement”), among the Borrowers, the Administrative Agent and the Lenders, the Revolving Loan Forbearance Agreement (as defined in the Forbearance Agreement) and the actions contemplated thereby, including without limitation forbearance fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, (x) fees, costs and expenses incurred in such period in connection with Amendment No. 3, including without limitation amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals, (y) fees, costs and expenses incurred solely in connection with this Amendment and the Fourth Amendment to Revolving Loan Agreement, including amendment fees, legal fees and expenses, fees and expenses paid to consultants, accountants and other professionals; provided, that such amount (together with the amounts under clause (z) below) shall not exceed the aggregate amount of $2,000,000, and (z) (xvi) the amount of business restructuring charges and fees, costs and expenses incurred between January 1, 2019 and December 31, 2019; provided, that such amount (together with the amounts under clause (y) above) shall not exceed $2,000,000 in the aggregate, and minus, (b) to the extent included in Consolidated Net Income for such period and without duplication,

(i)	any non-cash gains arising from the sale of capital assets during such period,

(ii)	any non-cash gains during such period arising from the write-up of assets (other than with respect to accounts receivable or inventory), and

(iii)	any non-cash extraordinary gains during such period.

(b)   Effective as of the Amendment No. 4 Effective Date, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical location therein:

“Amendment No. 4” means that certain Amendment No. 4 to Credit Agreement, dated as of March 15, 2019, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 4 Effective Date” has the meaning specified in Amendment No. 4.

“Permitted Refinancing Revolving Loan Facility” means a Revolving Loan Facility that refinances in full all of the outstanding Indebtedness and other Revolving Loan Obligations under the Revolving Loan Agreement, so long as, without the prior consent of the Required Lenders, (i) such refinancing and such Revolving Loan Facility, and the terms thereof, are permitted under Section 10.4 of the Intercreditor Agreement (provided, that, the applicable all-in interest rate (including the impact of any fees) in respect of such Revolving Loan Facility shall be deemed to satisfy the limitations in respect thereof set forth in 10.4(b)(ii) of the Intercreditor Agreement so long as the all-in interest rate in respect of such Revolving Loan Facility does not exceed the lesser of (x) prevailing market rates (including the impact of any fees) for such Revolving Loan Facility or (y) the interest rate in respect of the Term Loans), and (ii) except as permitted by the proviso to clause (i) above, the terms of such Revolving Loan Facility (including, without limitation, any restrictions or limitations therein on the ability of the Loan Parties to make payments or prepayments in respect of the Obligations) shall, taken as a whole, be at least as favorable to the Term Lenders as those contained in the Revolving Loan Agreement and Intercreditor Agreement, in each case, as in effect on the Amendment No. 4 Effective Date (after giving effect to the Fourth Amendment to Revolving Loan Agreement, but without giving effect to (A) the amendment to the definition of “Revolver Termination Date” set forth in Section 2(a) of the Fourth Amendment to Revolving Loan Agreement, and (B) the amendment to Section 10.2(h) of the Revolving Loan Agreement set forth in Section 2(e) of the Fourth Amendment to Revolving Loan Agreement (and any amendments to any defined terms used therein).

“Side Agreement” has the meaning specified in Amendment No. 4.

“Sponsor Group” means Hawthorn Equity Partners, Broadband Capital Investments, Serruya Private Equity, Peter Wardenburg and their affiliates, and shareholders that have designated their voting rights to any of the Sponsor Group.

(c)   Effective as of the Amendment No. 4 Effective Date, Section 5.16(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(c)            Cumulative EBITDA. At all times on or prior to December 31, 2019, the Borrowers shall not permit the Cumulative EBITDA for any date set forth in the table below for the Test Period ending on such date to be less than the minimum Cumulative EBITDA set forth opposite such date:

Month Ending	Minimum Cumulative EBITDA
November 30, 2018	($2,455,000)
December 31, 2018	($3,515,000)
January 31, 2019	($4,166,000)
February 28, 2019	($4,507,000)
March 31, 2019	($3,925,000)
April 30, 2019	($2,972,000)
May 31, 2019	($2,384,000)
June 30, 2019	($2,185,000)
July 31, 2019	($1,942,000)
August 31, 2019	($1,537,000)
September 30, 2019	($1,356,000)
October 31, 2019	($853,000)
November 30, 2019	$335,000
December 31, 2019	$1,832,000

(d)   Effective as of the Amendment No. 4 Effective Date, Section 6.21 of the Credit Agreement is hereby amended by inserting a new sentence at the end of such Section 6.21 to read in its entirety as follows:

“The Loan Parties shall cause the Governing Body to hold at least one meeting of the Governing Body each calendar quarter.”

(e)   Effective as of the Amendment No. 4 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.28 to read in its entirety as follows:

“      6.28 Side Agreement. The Loan Parties shall cause Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp. to comply with the terms of the Side Agreement, including the execution and delivery of the documents described therein and on the timeframes set forth therein.”

(f)   Effective as of the Amendment No. 4 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.29 to read in its entirety as follows:

“      6.29 Milestones. The Loan Parties will:

(a)            On or prior to March 31, 2019, cease to occupy, and deliver evidence to Administrative Agent (in form and substance satisfactory to Administrative Agent) that the Borrowers have ceased occupying, the facilities located in Florida and the Sunblaster Facility in British Columbia.

(b)            Achieve annualized cost reductions of at least $750,000 prior to April 30, 2019.”

(g)   Effective as of the Amendment No. 4 Effective Date, Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.30 to read in its entirety as follows:

“      6.30 Refinancing of Revolving Loan Facility.

(a)            On or prior to the “Revolver Termination Date” (as defined in the Revolving Loan Agreement as in effect on the Amendment No. 4 Effective Date (after giving effect to the Fourth Amendment to Revolving Loan Agreement, dated as of the Amendment No. 4 Effective Date, and after giving effect to any further amendment or modification thereto permitted under this Agreement and the Intercreditor Agreement)), the Loan Parties shall (i) enter into a Permitted Refinancing Revolving Loan Facility and (ii) repay in full all of the outstanding Indebtedness and other Revolving Loan Obligations under the Revolving Loan Agreement.

(b)            Without limiting the provisions of clause (a) above, prior to entering into any Revolving Loan Facility that refinances, or otherwise incurring any Indebtedness that refinances, all or any portion of the Indebtedness and other Revolving Loan Obligations under the Revolving Loan Agreement (a “Refinancing Facility”), the Loan Parties shall provide written notice to the Lenders at least fifteen (15) Business Days prior to entering into such Revolving Loan Facility or incurring such Indebtedness, which notice shall set forth all material terms and conditions of the proposed Refinancing Facility and shall identify the proposed lenders in respect thereof.”

(h)   Effective as of the Amendment No. 4 Effective Date, Section 7.1 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of clause (o) thereof, (ii) replacing the “.” at the end of clause (p) thereof with a “;”, and (iii) inserting a new clause (r) to read in its entirety as follows:

“      (r)      Any of the following shall occur: (i) Hydrofarm Holdings Group, Inc., Hydrofarm Investment Corp., Holdings or any of the Borrowers shall breach or fail to perform any covenant contained in the Side Agreement, (ii) Hydrofarm Investment Corp. or any Subsidiary of Hydrofarm Holdings Group, Inc. or Hydrofarm Investment Corp. formed to be the “Acquiring Entity” (as defined in the Side Agreement) shall breach or fail to perform any guarantee, agreement or other instrument entered into in connection with, or pursuant to, the Side Agreement (the “Side Agreement Documents”), (iii) any representation, warranty or other written statement of Hydrofarm Holdings Group, Inc., Hydrofarm Investment Corp. or any of their respective Subsidiaries made in connection with the Side Agreement or any Side Agreement Document or transactions contemplated thereby is incorrect or misleading in any material respect when given, (iv) Hydrofarm Holdings Group, Inc., Hydrofarm Investment Corp. or any of their respective Subsidiaries repudiates, revokes or attempts to revoke the Side Agreement or any Side Agreement Document or any of its obligations thereunder, (v) Hydrofarm Holdings Group, Inc., Hydrofarm Investment Corp. or any of their respective Subsidiaries or any Affiliate thereof denies or contests the validity or enforceability of the Side Agreement or any Side Agreement Document, or the perfection or priority of any Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Side Agreement or any Side Agreement Document, (vi) the Side Agreement or any Side Agreement Document ceases to be in full force or effect for any reason (other than a waiver or release by the Administrative Agent and Lenders), (vii) any security interest and Lien purported to be granted to the Administrative Agent for the benefit of the Secured Parties by any Side Agreement Document shall for any reason cease to be in full force and effect or create a valid security interest in any material portion of the collateral purported to be granted thereunder or such security interest shall for any reason (other than the failure of the Administrative Agent to take any action within its control) cease to be a perfected security interest with the priority stated in any Side Agreement Document, or (viii) any “event of default” (or similar term) shall occur under the Side Agreement or any Side Agreement Document; or”

(i)   Effective as of the Amendment No. 4 Effective Date, Section 7.1 of the Credit Agreement is hereby amended by inserting a new clause (s) to read in its entirety as follows:

“      (s)      The Loan Parties shall fail, for any reason, to enter into a Permitted Refinancing Revolving Loan Facility and repay in full all of the outstanding Indebtedness and other Revolving Loan Obligations under the Revolving Loan Agreement by the “Revolver Termination Date” (as defined in the Revolving Loan Agreement as in effect on the Amendment No. 4 Effective Date (after giving effect to the Fourth Amendment to Revolving Loan Agreement, dated as of the Amendment No. 4 Effective Date, and any extensions of the Revolver Termination Date agreed to by the Revolving Loan Lenders)).”

SECTION 2.   Amendment Fee. Effective as of the Amendment No. 4 Effective Date, the Borrowers shall pay an amendment fee for the benefit of each of the Lenders in an amount equal to 0.50% of the outstanding principal amount of the Term Loans held by each such Lender (which, for the avoidance of doubt, shall equal an aggregate fee of $407,134.89), which fee (i) shall be for each such Lender’s own account and shall be fully earned and due and payable on the Amendment No. 4 Effective Date and (ii) shall be paid, with respect to each Lender, by capitalizing the fee to such Lender on the Amendment No. 4 Effective Date and adding it to (and thereby increasing) the outstanding principal amount of the Term Loans held by such Lender hereunder. For the avoidance of doubt, for all purposes of the Credit Agreement and each of the other Loan Documents, the outstanding principal amount of the Term Loans owed to each Lender on the Amendment No. 4 Effective Date shall, effective as of the Amendment No. 4 Effective Date, be increased by the aggregate amount of the fee payable to such Lender under this Section 2 on such date.

SECTION 3.   Conditions Precedent. This Amendment shall only become effective upon the date (the “Amendment No. 4 Effective Date”) on which each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent:

(a)            the Administrative Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by Holdings, the Borrowers and the Lenders;

(b)            the Administrative Agent shall have received a fully executed copy of the Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of the date hereof (the “ABL Amendment”), among the Loan Parties, the other borrowers party thereto, the Revolving Loan Agent and the Revolving Loan Lenders, in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(c)            the Administrative Agent shall have received counterparts of the side agreement (“Side Agreement”) in the form of Exhibit A hereto, duly executed and delivered by Hydrofarm Holdings Group, Inc., Hydrofarm Investment Corp., Holdings and the Borrowers;

(d)            the Administrative Agent shall have received satisfactory evidence that (i) Hydrofarm Holdings Group, Inc. has made, directly or indirectly, a common cash contribution of $3,000,000, in immediately available funds, to Holdings, (ii) Holdings has applied the proceeds of the contribution referred to in clause (i) to make a common cash contribution of $3,000,000, in immediately available funds, to the Borrower Agent, and (iii) the Borrower Agent has applied the proceeds of the contribution referred to in clause (ii) to make a voluntary prepayment of $3,000,000 in principal amount of the Term Loans pursuant to Section 2.1(g)(1) of the Credit Agreement;

(e)            after giving effect to this Amendment, and the transactions contemplated hereby and thereby, all representations and warranties contained in this Amendment, the Credit Agreement and each of the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 4 Effective Date as if made on the Amendment No. 4 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date;

(f)            after giving effect to this Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, no Default or Event of Default shall exist or have occurred and be continuing as of the Amendment No. 4 Effective Date;

(g)            the Loan Parties shall have paid all reasonable costs and expenses of the Administrative Agent and each of the Lenders (including reasonable and documented legal fees and expenses) incurred in connection with the preparation and execution of this Amendment and incident to all proceedings in connection with, transactions contemplated by, and documents relating to this Amendment and the Loan Documents, which payment shall be nonrefundable;

(h)            the Administrative Agent shall have received a closing certificate executed by a Responsible Officer of the Borrower Agent, certifying in the name of and on behalf of the Borrower Agent that the conditions set forth in this Section 3 have been satisfied.

SECTION 4.   Representations and Warranties. Each of Holdings and each Borrower hereby represents and warrants to the Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(i)            after giving effect to this Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, as of the Amendment No. 4 Effective Date, no Default or Event of Default exists or has occurred and is continuing;

(j)            this Amendment, the ABL Amendment, the Side Agreement and each other agreement to be executed and delivered in connection herewith or therewith (together with this Amendment, the “Amendment Documents”), has been duly authorized, executed and delivered by all necessary action on the part of each Loan Party (and, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.) which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Amendment No. 4 Effective Date and the agreements and obligations of the Loan Parties (and, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.) contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of the Loan Parties (and, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.) enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(k)            after giving effect to this Amendment, the ABL Amendment and the transactions contemplated hereby and thereby, as of the Amendment No. 4 Effective Date, all representations and warranties contained in this Amendment, the Amendment Documents, the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) on and as of the Amendment No. 4 Effective Date as if made on the Amendment No. 4 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty were true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified or modified by materiality in the text thereof) as of such date; and

(l)            neither the execution, delivery and performance of this Amendment or any other Amendment Document, nor the consummation of any of the transactions contemplated hereby, (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Loan Party (or, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.) is a party or by which any Loan Party (or, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.) or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Loan Party (or, in the case of the Side Agreement, Hydrofarm Holdings Group, Inc. and Hydrofarm Investment Corp.);

SECTION 5.   Effect of this Amendment; Ratification.

(m)            Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Credit Agreement or the other Loan Documents are intended or implied, and in all other respects the Credit Agreement and the other Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 4 Effective Date and Loan Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. Except as expressly set forth herein, this Amendment shall not operate as a waiver of any obligation of Holdings, any Borrower or any other Loan Party under, or any right, power, or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or the other Loan Documents. This Amendment is not a novation or discharge of any of the obligations of Holdings, the Borrowers or the other Loan Parties under the Credit Agreement and the other Loan Documents. This Amendment shall be deemed to be a Loan Document. The Credit Agreement and this Amendment shall be read and construed as one agreement.

(n)            For the benefit of the Administrative Agent and the Lenders, each of the Loan Parties hereby (i) affirms and confirms its guarantees, pledges, grants of collateral and security interests and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents Agreements to which it is a party and (iii) agrees that (x) the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and (y) all guarantees, pledges, grants of collateral and security interests and other undertakings the Credit Agreement and each other Loan Document to which it is a party shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders.

SECTION 6.   Acknowledgements. Each of the Loan Parties, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(a)            (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(b)            (x) to the validity, legality and enforceability of each of the Secured Liens on the assets and property of each of the Loan Parties pursuant to the Loan Documents; (y) that the reaffirmation of each of the Secured Liens is a material inducement to the Lenders and the Administrative Agent; and (z) that it has no defense to the enforcement of the Secured Liens and the Secured Liens shall remain in full force and effect until all the Obligations have been paid in full;

(c)            that each Loan Party hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Administrative Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Administrative Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Secured Liens or any of the Loan Documents;

(d)            that each Loan Party consents to the execution and delivery of this Amendment and agrees and acknowledges that the liability of each Loan Party under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Secured Liens, shall not be diminished in any way by the execution and delivery of this Amendment or by the consummation of any of the transactions contemplated hereby or thereby;

(e)            that all notices required under the Loan Documents to be given by the Lenders or the Administrative Agent have been given by the Lenders or the Administrative Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(f)            except as expressly set forth herein, neither any Lender nor the Administrative Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(g)            no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Loan Party, each Lender and the Administrative Agent;

(h)            the execution and delivery of this Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Administrative Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents; and

(i)            neither any Lender nor the Administrative Agent is required to make any loan advance to any Loan Party under the Loan Documents or otherwise, and any further loan advances made shall be made in the sole discretion of each such Lender and the Administrative Agent and subject to such conditions and the payment of such fees as each such Lender and the Administrative Agent requires in their sole discretion.

SECTION 7.   Indemnity and Release.

(a)            Each of the Loan Parties, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Administrative Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Administrative Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 7 shall be effective on the Amendment No. 4 Effective Date regardless of whether any post-Amendment No. 4 Effective Date conditions to this Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(b)            Each of the Loan Parties, jointly and severally, agrees to defend, protect, indemnify and hold harmless each Lender and the Administrative Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Amendment, any other Loan Document or any other document executed in connection with the transactions contemplated by this Amendment; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

SECTION 8.   Expenses. The Loan Parties, joint and severally, agree to pay, or reimburse, the Administrative Agent and each of the Lenders for all expenses reasonably incurred for the preparation and negotiation of this Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Administrative Agent.

SECTION 9.   Governing Law. This Amendment, and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, each be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws (and not the law of conflicts) of the State of New York.

SECTION 10.   Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

SECTION 11.   Captions. The captions in this Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this Amendment.

SECTION 12.   No Course of Dealing. Holdings, each Borrower and each other Loan Party acknowledges that (a) except as expressly set forth herein, neither the Administrative Agent nor any Lender has agreed (and has no obligation whatsoever to discuss, negotiate or agree) to any restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof, and (b) the execution and delivery of this Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of the Administrative Agent or any Lender with respect to any future restructuring, modification, amendment, extension, waiver, or forbearance with respect to the Credit Agreement or any other Loan Document or any of the terms thereof.

SECTION 13.   Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

HOLDINGS:

HYDROFARM HOLDINGS LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

BORROWERS:

HYDROFARM, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

EHH HOLDINGS, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: Manager

SUNBLASTER, LLC

By:	/s/ Peter Wardenburg
Name: Peter Wardenburg
Title: President

ADMINISTRATIVE AGENT:

BRIGHTWOOD LOAN SERVICES LLC, as Administrative Agent

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie Title: Managing Member

LENDER:

BCOF CAPITAL, LP, as Lender

By:	BCOF Capital Managers, LLC, as its General Partner

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

BRIGHTWOOD CAPITAL FUND III HOLDINGS SPV-3, LLC, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its Manager

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

BRIGHTWOOD CAPITAL FUND II-U, LP, as Lender

By:	Brightwood Capital Fund Managers III, LLC, as its General Partner

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

BRIGHTWOOD CAPITAL FUND IV, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

BRIGHTWOOD CAPITAL OFFSHORE FUND IV-U, LP, as Lender

By:	Brightwood Capital Fund Managers IV, LLC, as its General Partner

By:	/s/ Phil Daniele
Name: Phil Daniele
Title: Chief Risk Officer

By:	/s/ Sengal Selassie
Name: Sengal Selassie
Title: Managing Member

LENDER:

MAIN STREET CAPITAL CORPORATION, as Lender

By:	/s/ Nick Meserve
Name: Nick Meserve
Title: Managing Director

LENDER:

HMS INCOME FUND, INC., as Lender

By:	/s/ Alejandro Palomo
Name: Alejandro Palomo
Title: Authorized Agent

LENDER:

TCG BDC, INC., as Lender

By:	/s/ Mark Tamburello
Name: Mark Tamburello
Title: Principal